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                                                                    Exhibit 23.1


                   [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of Salomon Smith Barney Holdings Inc.:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-40600, 33-41932, 33-48199, 33-49136, 33-57922,
33-51269, 33-54929, 33-56481, 333-01807, 333-02897, 333-11881, 333-38931,
333-45529, 333-71667, 333-32792 and 333-55650) of Salomon Smith Barney Holdings
Inc. and Subsidiaries of our report dated January 16, 2001 relating to the consolidated financial statements, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

New York, New York
March 23, 2001